Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 19, 2021, relating to the financial statements of ITT Inc. and the effectiveness of ITT Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ITT Inc. for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte and Touche LLP
November 4, 2021 Stamford, Connecticut